      As filed with the Securities and Exchange Commission on May 14, 2002

                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933
                          -----------------------------

                               MAYTAG CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

                          -----------------------------

            Delaware                                    42-0401785
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

                          403 West Fourth Street North
                               Newton, Iowa 50208
                    (Address of Principal Executive Offices)


       Maytag Corporation 2002 Employee and Director Stock Incentive Plan
                            (Full Title of the Plans)

                          -----------------------------

         Roger K. Scholten, Senior - Vice President and General Counsel
                               Maytag Corporation
                          403 West Fourth Street North
                               Newton, Iowa 50208
                                 (641) 787-7040
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                  Gary D. Gerstman, Sidley Austin Brown & Wood
        10 South Dearborn Street, Chicago, Illinois 60603, (312) 853-2060

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------
     Title Of Securities        Amount To Be           Proposed Maximum      Proposed Maximum      Amount Of
      To Be Registered           Registered           Offering Price Per    Aggregate Offering    Registration
                                                             Share                Price               Fee
---------------------------------------------------------------------------------------------------------------
Common Stock,                 3,300,000 shares (1)       $ 44.865 (2)         $ 148,054,500 (2)     $ 13,621
par value $1.25, including
Preferred Stock Purchase
Rights (3)
----------------------------------------------------------------------------------------------------------------

(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plans becomes operative.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 13, 2002.

(3) Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents are incorporated by reference herein:

               (1) The Annual Report of Maytag Corporation (the "Company") on Form 10-K for the fiscal year ended December 31, 2001 which has heretofore been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

               (2) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

               (3) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to Section 12 of the 1934 Act.

               (4) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2001.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law and the By-laws of the Company provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them.

         The Company's Restated Certificate of Incorporation contains a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of each director of the Company to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. This provision does not affect the director's liability for monetary damages for breaches of the duty of loyalty, actions or omissions not in good faith, knowing violation of law or intentional misconduct, willful or negligent conduct in approving an unlawful dividend, stock repurchase or redemption or obtaining improper personal benefits, nor does this provision eliminate the ability to bring suit to rescind a transaction or to enjoin a proposed transaction from occurring. In addition, this provision applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity, nor to his responsibilities under any other law, such as the federal securities laws.

         The By-laws of the Company provide that directors and officers shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of Delaware as the same now or hereafter exist.

         The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

(a)      The undersigned registrant hereby undertakes:


         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, State of Iowa, on the 14th day of May, 2002.

                                            MAYTAG CORPORATION

                                            By: /s/  Ralph F. Hake
                                            ------------------------------------
                                            Ralph F. Hake
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Maytag Corporation, hereby severally constitute Roger K. Scholten, Senior and Patricia J. Martin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and on behalf in the capacities indicated below to enable Maytag Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of May, 2002.

            Signature                               Title
            ---------                               -----
/s/ Ralph F. Hake                      Chairman, Chief Executive Officer, and Director
----------------------------------     (Principal Executive Officer)
Ralph F. Hake

/s/ Steven H. Wood                     Executive Vice President & Chief Financial Officer
----------------------------------     (Principal Financial and Accounting Officer)
Steven H. Wood

/s/ Barbara R. Allen                   Director
----------------------------------
Barbara R. Allen

/s/ Howard L. Clark, Jr.               Director
----------------------------------
Howard L. Clark, Jr.

/s/ Lester Crown                       Director
----------------------------------
Lester Crown

/s/ Wayland R. Hicks                   Director
----------------------------------
Wayland R. Hicks

/s/ William T. Kerr                    Director
----------------------------------
William T. Kerr

/s/ Bernard G. Rethore                 Director
----------------------------------
Bernard G. Rethore

            Signature                               Title
            ---------                               -----
/s/ W. Ann Reynolds                    Director
-----------------------------------
W. Ann Reynolds

/s/ Neele E. Stearns, Jr.              Director
-----------------------------------
Neele E. Stearns, Jr.

/s/ Fred G. Steingraber                Director
-----------------------------------
Fred G. Steingraber

                                  EXHIBIT INDEX

Exhibit No.                            Description
-----------                            -----------
   4.1         Restated Certificate of Incorporation of Registrant, filed as
               Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 001-00655), is incorporated herein by reference.

   4.2 Certificate of Designations of Series A Junior Participating Preferred Stock of Registrant, filed as Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988 (File No. 001-00655), is incorporated herein by reference.

   4.3 Certificate of Increase of Authorized Number of Shares of Series A Junior Participating Preferred Stock of Registrant, filed as Exhibit 3(c) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988 (File No. 001-00655), is incorporated herein by reference.

   4.4 Certificate of Amendment to Certificate of Designations of Series A Junior Participating Preferred Stock of Registrant, filed as
               Exhibit 3(d) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 001-00655), is incoporated herein by reference.

   4.5 By-Laws of Registrant, as amended through February 10, 2000, filed as Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2000 (File No. 001-00655) is incorporated herein by reference.

   4.6 Rights Agreement dated as of February 12, 1998 between Registrant and Harris Trust and Savings Bank, as Rights Agent, filed as
               Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated February 13, 1998 (File No. 001-00655), is incorporated herein by reference.

   4.7 Letter to Shareholders dated February 12, 1998 relating to the adoption of a shareholders rights plan with attachments, filed as
               Exhibit 1 to the Registrant's Current Report on Form 8-K dated February 12, 1998 (File No. 001-00655), is incorporated herein by reference.

   4.8 Maytag Corporation 2002 Employee and Director Stock Incentive Plan, filed as Appendix A to the Proxy Statement Pursuant to
               Section 14(a) of the 1934 Act (File No. 001-00655), is incorporated herein by reference.

   *5          Opinion of Sidley Austin Brown & Wood.

   *23.1       Consent of Independent Auditors.

   *23.2 Consent of Sidley Austin Brown & Wood (included in opinion filed as Exhibit 5).

   *24 Powers of Attorney (contained in the Signatures page to this Registration Statement).

---------------------------------
         *  Filed herewith